UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 14, 2009

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRATION.

On August 14, 2009, Berry Petroleum Company (the “Company”) sold and issued $125 million aggregate principal amount of its 10¼% senior notes due 2014 (the “Additional Notes”) at 104.750% of par, plus accrued interest from May 27, 2009, which equates to an effective yield to maturity of approximately 9.00%, in an underwritten registered offering (the “Offering”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Additional Notes were sold and issued under the Indenture, dated as of June 15, 2006, between the Company and Wells Fargo Bank, National Association, as trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 27, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), pursuant to which the Company sold and issued $325 million aggregate principal amount of its 10¼% senior notes due 2014 on May 27, 2009 (the “Initial Notes” and, together with the Additional Notes, the “Notes”).  The Additional Notes and the Initial Notes are treated as a single series of debt securities under the Indenture.

The Notes are the Company’s senior unsecured obligations. The Notes rank effectively junior to all of the Company’s existing and any future secured debt, to the extent of the value of the collateral securing that debt, rank equally in right of payment with any future senior unsecured debt and rank senior in right of payment to the Company’s existing 8¼% senior subordinated notes due 2016 and any of the Company’s other existing or future subordinated debt.

The Company will pay interest on the Notes each June 1 and December 1, beginning December 1, 2009.  The Notes mature on June 1, 2014.  There is no sinking fund for the Notes.

The Notes may be redeemed, in whole or in part, at any time at the option of the Company at a redemption price equal to 100% of the principal amount of Notes redeemed plus a “make-whole” premium described in the Indenture plus accrued and unpaid interest, if any, to the redemption date.

If the Company sells certain assets or experiences specific kinds of change of control, each as described in the Indenture, the Company must offer to repurchase the Notes at a purchase price described in the Indenture plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that impose restrictions upon the ability of the Company and its future restricted subsidiaries to:

•                                          incur, assume or guarantee additional indebtedness or issue redeemable stock;

•                                          pay dividends or distributions or redeem or repurchase capital stock;

•                                          prepay, redeem or repurchase debt that is junior in right of payment to the Notes;

•                                          make loans and other types of investments;

•                                          incur liens;

•                                          restrict dividends, loans or asset transfers from the Company’s subsidiaries;

•                                          sell or otherwise dispose of assets, including capital stock of subsidiaries;

•                                          consolidate or merge with or into, or sell substantially all of the Company’s assets to, another person;

•                                          enter into transactions with affiliates; and

•                                          enter into new lines of business.

These covenants are subject to important exceptions and qualifications set forth in the Indenture.

The Indenture contains customary events of default, including:

•                                          default in any payment of interest when due, continued for 30 days;

•                                          default in the payment of principal of or premium, if any, on any Note when due;

•                                          failure by the Company or any Subsidiary Guarantor (as defined in the Indenture) to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods;

•                                          payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $25.0 million or more;

•                                          certain events of bankruptcy, insolvency or reorganization of the Company or Significant Subsidiary (as defined in the Indenture) or a group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary;

•                                          failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $25.0 million within 60 days; and

•                                          any Subsidiary Guarantee (as defined in the Indenture) of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.

During the continuance of a default with respect to failure to file certain reports with the Securities and Exchange Commission and the trustee for 60 days or more, the interest rate on the Notes increases by 0.50% per annum.

If an event of default under the Indenture occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

The Base Indenture, the Supplemental Indenture and the form of Note are incorporated herein by reference.  The foregoing descriptions of the terms of the Indenture and the Notes are qualified in their entirety by such documents.

The Offering was made under the Company’s Registration Statement on Form S-3 (Registration No. 333-161243).  The net proceeds of the Offering, after deducting underwriting discounts and estimated offering expenses, were approximately $129 million. The net proceeds from the Offering were used to reduce outstanding borrowings under the Company’s senior secured revolving credit facility.

ITEM 8.01                                       OTHER EVENTS.

Pursuant to the terms of Company’s Amended and Restated Credit Agreement dated July 15, 2008 among the Company, Wells Fargo Bank, National Association, as trustee, and the lenders named therein, as amended, the issuance of the Additional Notes automatically reduced the borrowing base under the Company’s senior secured revolving credit facility by 25 cents per dollar of Additional Notes issued, or approximately $31 million.

After giving effect to the Offering, the application of net proceeds therefrom and the changes to the Company’s borrowing base as described above, the Company’s borrowing base is approximately $938 million and, as of July 31, 2009, the Company would have had approximately $425 million (excluding $4 million of oustanding letters of credit) outstanding under its senior secured revolving credit facility, with additional borrowing availability of $509 million under that facility.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
4.1	—

Indenture, dated June 15, 2006, between Berry Petroleum Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2009).

4.2	—	First Supplemental Indenture, dated May 27, 2009, between Berry Petroleum

Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2009).

4.3	—	Form of 10 1/4% Senior Notes due 2014 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY

	By:	/s/ Shawn M. Canaday
Shawn M. Canaday
Assistant Secretary

Date: August 14, 2009

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
4.1	—

Indenture, dated June 15, 2006, between Berry Petroleum Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2009).

4.2	—

First Supplemental Indenture, dated May 27, 2009, between Berry Petroleum Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2009).

4.3	—	Form of 10 1/4% Senior Notes due 2014 (included in Exhibit 4.2).